UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934 (Amendment No.     )

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WELLS-GARDNER ELECTRONICS CORPORATION

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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9500 West 55th Street, Suite A
McCook, Illinois 60525-3605

April 7, 2009

To Our Shareholders:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Wells-Gardner Electronics Corporation which will be held at the corporate offices of the Company, 9500 West 55th Street, Suite A, McCook, Illinois on Tuesday, May 12, 2009 at 10:00 A.M. Central Daylight Savings Time.  All holders of common shares of the Company as of the close of business on March 20, 2009, are entitled to vote at the Annual Meeting.

Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement.  A current report on the business operations of the Company will be presented at the meeting and shareholders will have an opportunity to ask questions.  After the meeting, members of senior management will remain to answer any additional questions you may have.

We hope you will be able to attend the Annual Meeting.  Whether or not you expect to attend, you are urged to complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

Sincerely,

Anthony Spier
Chairman of the Board, President
and Chief Executive Officer

WELLS-GARDNER ELECTRONICS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS – May 12, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Wells-Gardner Electronics Corporation will be held on Tuesday, May 12, 2009, at 10:00 A.M., Central Daylight Savings Time, at the corporate offices of the Company, 9500 West 55th Street, Suite A, McCook, Illinois, for the following purposes:

1.	To elect four Directors;

2.	To consider and vote upon a proposal to ratify the Company's Amendment to the Executive Stock Award Plan;

3.	To act upon any other business properly brought before the meeting.

The close of business on March 20, 2009, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 12, 2009:

The proxy statement and the Company’s 2008 Annual Report to Shareholders are also available at:  www.wellsgardner.com, click on Investor Information link on home page, click on Annual Report, Proxy Statement & Proxy Card link on Investor Relations page or go directly to:

http://phx.corporate-ir.net/phoenix.zhtml?c=95618&p=irol-irhome.

By Order of the Board of Directors,

James F. Brace
Corporate Secretary

WELLS-GARDNER ELECTRONICS CORPORATION
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, MAY 12, 2009

This Proxy Statement is being sent by the Company on or about April 7, 2009, to all holders of common shares, $1.00 par value (“Common Stock”), the only class of stock outstanding, of Wells-Gardner Electronics Corporation, 9500 West 55th Street, Suite A, McCook, Illinois (the “Company”), entitled to vote at the Annual Meeting of Shareholders on Tuesday, May 12, 2009 and any adjournment or postponement thereof (the “Meeting”), in order to furnish information relating to the business to be transacted.  The foregoing address is the address for the principal executive officers of the Company.

Voting Procedures

Shareholders of record at the close of business on March 20, 2009, are entitled to vote at the Meeting. As of that date, there were approximately 10,421,000 shares of Common Stock outstanding.  Shareholders are entitled to one vote per share owned on the record date, and with respect to the election of Directors, shareholders have cumulative voting rights.  Under cumulative voting, each shareholder is entitled to a number of votes equal to the number of Directors to be elected multiplied by the number of shares owned by such shareholder, and such shareholder may cast such votes for one nominee or distribute them in any manner among any number of nominees.

A proxy card is enclosed for your use.  YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

Under new rules promulgated by the Securities and Exchange Commission, the Company is making its proxy materials available over the Internet for shareholders. The proxy statement and the Company’s 2008 Annual Report to Shareholders are also available at:

www.wellsgardner.com, click on Investor Information link on home page, click on Annual Report, Proxy Statement & Proxy Card link on Investor Relations page,

Or go directly to:

http://phx.corporate-ir.net/phoenix.zhtml?c=95618&p=proxy

You may revoke your proxy at any time before it is actually voted at the Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the Meeting and withdrawing the proxy.  You may also be represented by another person present at the Meeting by executing a proxy designating such person to act on your behalf.  Each unrevoked proxy card properly executed and received prior to the close of the Meeting will be voted as indicated.

Unless otherwise indicated on the proxy card, votes represented by all properly executed proxies will be distributed equally among the nominees for Director named herein, except that if additional persons are nominated, the proxies will have discretionary authority to cumulate votes among the nominees named herein.  The withholding of authority to vote for any individual nominee or nominees will permit the proxies to distribute the withheld votes in their discretion among the remaining nominees.  In addition, where specific instructions are not indicated, the proxy will be voted FOR the ratification of the Company’s Amendment to the Executive Stock Award Plan.

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares represented at the Meeting and entitled to vote is required for the election of Directors and the affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote is required for the ratification of the amendment to the Executive Stock Award Plan, and for any other matters which may be submitted for consideration.

Abstentions are included in the determination of the number of shares present for purposes of determining if a quorum is present.  Shares represented by proxies which are marked “abstain” or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters.  Broker “non-votes” will be treated as not represented at the Meeting as to matters for which a non-vote is indicated on the broker’s proxy and will not affect the determination of the outcome of the vote on any proposal to be decided at the Meeting.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

The cost of soliciting proxies will be borne by the Company.  The Company will solicit shareholders by mail, through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs.  The Company also may use the services of its Officers, Directors, and others to solicit proxies, personally or by telephone, without additional compensation.

A copy of the 2008 Annual Report to Shareholders, which includes the consolidated financial statements of the Company for 2008, will be mailed to the shareholders on or about April 7, 2009.

ELECTION OF DIRECTORS

The bylaws of the Company, as amended, provide that the number of Directors of the Company shall be from four to seven, as fixed from time to time by the Board of Directors.  The size of the Board is currently set at four members and the Nominating Committee nominated these members to stand for re-election.  Shareholders are entitled to cumulative voting in the election of Directors.  See “Voting Procedures” herein. Persons elected as Directors will hold office until the next Annual Meeting or until their successors are duly elected and qualified, or until their earlier death or resignation.  The Nominating Committee has inquired of each nominee and has ascertained that each will serve if elected.  In the event that any of these nominees should become unavailable for election, the Nominating Committee may designate substitute nominees, in which event the shares represented by the proxy cards returned will be voted for such substitute nominees unless an instruction to the contrary is indicated on the proxy card.

During 2008, the Board of Directors met six times and all Directors attended 100 percent of the Board meetings.  The Directors waived the meeting fee for two of the six Board meetings.  All directors attended the 2008 Annual Meeting.

Information Concerning Nominees

The following persons have been selected by the Nominating Committee to stand for election to the Company’s Board of Directors:

ANTHONY SPIER	Director since April 1990
Anthony Spier, age 65, has been Chairman of the Board, President and Chief Executive Officer since April 1994.  Before joining the Company, Mr. Spier was President of Bruning Corporation, a manufacturer of drafting equipment and supplies, from 1989 to 1994.  Prior thereto, he was Vice President of AM International, and President of the International Division of AM International.

MERLE H. BANTA	Director since March 2005
Merle H. Banta, age 76, has been Chairman of the Board and Chief Executive Officer of BHH Management, Inc., a holding company for various consumer product companies since 1993, a company he co-founded.  Mr. Banta was previously a director of the following public companies: AM International (1982-1993), The Leisure Group, Inc. (1984-1994), Mark Controls Corporation (1968-1993), and The Stanley Works (1984-1994).  Following Mr. Banta’s tenure as Chairman and Chief Executive of The Leisure Group, Inc., it went private and was renamed BHH Management, Inc.  Mr. Banta is the Chairman of the Nominating Committee and a member of the Audit and Compensation Committees.

MARSHALL L. BURMAN	Director since August 1998
Marshall L. Burman, age 79, is of Counsel to Wildman, Harrold, Allen & Dixon, a Chicago based law firm.  Prior to 1992, Mr. Burman was Managing Partner of Arvey, Hodes, Costello & Burman.  Mr. Burman is the former Chairman of the Illinois State Board of Investments.  He is Chairman of the Compensation Committee and a member of the Audit and Nominating Committees.

FRANK R. MARTIN	Director since August 1997
Frank R. Martin, age 62, is Attorney and Principal of the law firm Righeimer, Martin and Cinquino, P.C.  Mr. Martin has been associated with that firm since 1974. He is Chairman of the Audit Committee and a member of the Compensation and Nominating Committees.

THE SHARES REPRESENTED BY THE PROXY CARDS RETURNED WILL BE VOTED FOR THE ELECTION OF THESE NOMINEES, AS SPECIFIED UNDER “VOTING PROCEDURES” HEREIN, UNLESS SPECIFIED OTHERWISE.

Executive Officers
Mr. Spier serves as the Company’s President and Chief Executive Officer.  Mr. Spier has served as Chief Executive Officer of the Company for more than five years.  The term of Mr. Spier’s employment as an officer ends on December 31, 2011, and is subject to an employment agreement.

James F. Brace, age 63, serves as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company.  Mr. Brace has served as the Chief Financial Officer since June 2005.  Mr. Brace is subject to an employment agreement ending on May 13, 2009.  Previously he was Chief Information Officer of United Components, Inc., an automotive aftermarket parts manufacturer, from August 2004 to June 2005, an independent management consultant from 2003 to July 2004, and Executive Vice President and CFO of Knowles Electronics, a hearing aid transducer manufacturer, from 2000 to 2002.

Committees of the Board of Directors
The Board of Directors has standing Audit, Compensation and Nominating Committees.

Audit Committee
The Audit Committee is comprised of Frank R. Martin (Chairman), Merle H. Banta and Marshall L. Burman. Under currently applicable rules of the NYSE American Stock Exchange, all members are independent and Merle H. Banta is considered the financial expert of the Committee.  The Audit Committee met four times during 2008, all four times as separate meetings from regular board meetings. The Committee has a charter, referred to as the “Audit Committee Charter” posted on the Investor Relations section of the Company’s website (www.wellsgardner.com).  See “Report of the Audit Committee” herein.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, and has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant’s independence.  Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s annual report.

Compensation Committee
The Compensation Committee is comprised of Marshall L. Burman (Chairman), Merle H. Banta and Frank R. Martin.  Under currently applicable rules of the NYSE American Stock Exchange, all members are independent.  The Compensation Committee met three times during 2008. The Compensation Committee administers the Company's Amended and Restated Incentive Stock Plan and the Executive Stock Award Plan.  The Compensation Committee also makes recommendations to the Board with respect to the compensation paid to the Chief Executive Officer and other Executive Officers. The Committee has a charter, referred to as the “Compensation Committee Charter” posted on the Investor Relations section of the Company’s website (www.wellsgardner.com).

Nominating Committee
The Nominating Committee is comprised of Merle H. Banta (Chairman), Marshall L. Burman and Frank R. Martin.  Under currently applicable rules of the NYSE American Stock Exchange, all members are independent.  The Nominating Committee met once during 2008.  The duties of the Nominating Committee include proposing a slate of Directors for election by the shareholders at each Annual Meeting and proposing candidates to fill vacancies on the Board.  The Committee has a charter, referred to as the “Corporate Governance Guidelines” posted on the Investor Relations section of the Company’s website (www.wellsgardner.com), which includes the process the Committee considers when evaluating nominees for directorships.  When appropriate, the Nominating Committee will conduct research to identify suitable candidates for Board membership. Candidates for the Board will be subject to certain gaming regulations. Any shareholder wishing to propose a candidate for consideration should forward the candidate's name and a detailed background of the candidate's qualifications to the Secretary of the Company.

Shareholder Communication with the Board of Directors
Shareholders and other parties interested in communicating directly with the Board of Directors or a particular Director may send written communications to Wells-Gardner Electronics Corporation, 9500 West 55th Street, Suite A, McCook, Illinois 60525-3605, Attention: Corporate Secretary.  The mailing envelope may contain a clear notation indicating that the enclosed correspondence is a "Shareholder-Board Communication" or "Shareholder-Director Communication."  All shareholder correspondence will be reviewed by the Secretary and then forwarded directly to the Board, or to the specified director, as appropriate.

REPORT OF THE AUDIT COMMITTEE

The Committee held four meetings during 2008.  The meetings were designed to facilitate and encourage communication between the Committee and Blackman Kallick LLP, the Company’s independent public accountants, outside the presence of management.  During these meetings, the Committee reviewed and discussed the audited financial statements with management and Blackman Kallick LLP.  The Audit Committee recommended to the Board of Directors that the audited financial statements be included in Wells-Gardner’s Annual Report on Form 10-K.

The discussions with Blackman Kallick LLP also included the matters required by Statement on Auditing Standards No. 61, as amended, and Statement on Auditing Standards No. 90.  The Audit Committee received written disclosures and the letter regarding the accountants’ independence as required by Independence Standards Board Standard No. 1 and under the Sarbanes-Oxley Act of 2002. This information was discussed with Blackman Kallick LLP representatives.

AUDIT COMMITTEE
Frank R. Martin (Chairman)
Merle H. Banta
Marshall L. Burman

PROPOSAL FOR RATIFICATION OF THE AMENDED AND RESTATED WELLS GARDNER ELECTRONICS CORPORATION EXECUTIVE STOCK AWARD PLAN.

The Board of Directors of Wells-Gardner Electronics Corporation proposes to amend and restate the Executive Stock Award Plan previously approved by the shareholders on April 25, 2000 (the “2000 Plan”) to increase the number of shares for allocation by 300,000 to an aggregate of 600,000.

The Board of Directors has awarded approximately 230,000 of the 300,000 shares currently available. The Board believes an increase in the aggregate amount is necessary to insure that they will be able to provide awards for Key Employees in the coming years.

A synopsis of the plan is as follows:

Subject to the ratification by the Company's shareholders at the Meeting, the Board of Directors has adopted the Amended and Restated Wells-Gardner Electronics Corporation Executive Stock Award Plan (the "2009 Stock Award Plan"), effective as of February 20, 2009. The Company wishes to provide the 2009 Stock Award Plan to: (a) increase the number of shares available to be awarded; (b) increase the proprietary interest in the Company of those Key Employees (as defined below) whose responsibilities and decisions directly affect the performance of the Company; (c) continue to provide rewards for those Key Employees who make contributions to the success of the Company; and (d) attract and retain persons of superior ability as Key Employees of the Company.

"Key Employee" means an officer or other key employee of the Company or its subsidiary who is responsible for or contributes to the management, growth, technology or profitability of the Company's business. Shareholders are being asked to approve the adoption of the 2009 Stock Award Plan to qualify the 2009 Stock Award Plan pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and thereby render certain transactions under the Stock Award Plan exempt from Section 16 of the Act.

 The 2009 Stock Award Plan will continue to be administered by the Compensation Committee of the Board of Directors (the "Stock Award Plan Committee"). The Stock Award Plan Committee has plenary discretion and control respecting the administration of the 2009 Stock Award Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO RATIFY THE ADOPTION OF THE 2009 STOCK AWARD PLAN.

The following brief summary of certain features of the 2009 Stock Award Plan is qualified in its entirety by reference to the full text of the 2009 Stock Award Plan, which is attached hereto as an Exhibit A and is also available upon request from the Company's Corporate Secretary.

TERMS OF THE 2009 STOCK AWARD PLAN.

Employees eligible to participate in the 2009 Stock Award Plan will be notified in writing by the Stock Award Plan Committee that they have been selected.

Under the 2009 Stock Award Plan, Key Employees may be awarded restricted shares of our common stock. Typically, forty percent (40%) of the Key Employee's shares of restricted stock becomes unrestricted (or “vests”) two years after the date such restricted stock was awarded. The remaining sixty percent (60%) of a Key Employee's shares of restricted stock becomes unrestricted (or “vests”) five years after the date on which such restricted stock was awarded. Shares of restricted stock awarded under the 2009 Stock Award Plan will be forfeited prior to the designated expiration date if a Key Employee's employment terminates, except under certain circumstances as described below. The Stock Award Committee has the discretionary right to change the vesting provisions in any way.

Key Employees will not be able to assign or transfer their shares of Common Stock until they vest. Key Employees who have received awards of Common Stock will be entitled to vote all shares of restricted stock and receive all dividends, if any, issued on their restricted stock. Once shares of restricted stock vest, the Key Employee will receive certificates representing his or her shares of stock and will be entitled to all of the rights enjoyed by the Company's shareholders, provided however, that the Key Employee may be subject to limitations on resale such as Rule 144 of the Securities Act of 1933, as amended, and Section 16 of the Exchange Act.

If a Key Employee dies while any of his or her restricted stock is outstanding, his or her representative or beneficiary will receive, for purposes of the vesting schedule,  a pro rata portion of such restricted stock based on the number of years from the date the restricted stock was awarded to the date of death. Similarly, if the employment of a Key Employee terminates due to disability, such Key Employee will receive, for purposes of the vesting schedule, a pro rata portion of the restricted stock based on the number of years from the date the restricted stock was awarded to the date of disability.

The Company may issue up to 600,000 (less shares already issued or subject to grant) shares of Common Stock under the 2009 Stock Award Plan, subject to adjustment for stock splits and the like as described below. These shares will be made available either from the Company's authorized but unissued shares of Common Stock or from treasury shares. If awards are forfeited, canceled or otherwise terminate for any reason before the corresponding shares of the Company's Common Stock are delivered to a participant in the 2009 Stock Award Plan, then the shares of Common Stock will again become available for grants of awards under the 2009 Stock Award Plan.

In the event of a stock dividend, stock split, recapitalization, or other change in the Company's capital structure, the sale of all or substantially all of its assets or an other similar transaction, the Stock Award Plan Committee will adjust the number and kind of shares subject to awards and the exercise price of awards and make any other necessary adjustments that it deems appropriate to equitably reflect the event or transaction.

The Company's Board of Directors may amend or terminate the 2009 Stock Award Plan at any time and for any reason. The Stock Award Plan Committee can amend the 2009 Stock Award Plan as long as it reports its amendments to the Board of Directors. If required by applicable law, agreement or the rules of any stock exchange or market on which the Company's Common Stock is listed, shareholder approval will be sought for an amendment to the 2009 Stock Award Plan.

DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES.

The following summary of tax consequences with respect to awards under the 2009 Stock Award Plan is not comprehensive and is based upon laws and regulations as of March 1, 2009. Such laws and regulations are subject to change.

Generally, a Key Employee will recognize taxable ordinary income at the time of vesting of the restricted shares and not as of the date of the award of restricted shares. The taxable income will be equal to the fair market value of the unrestricted shares on the award date. However, a Key Employee may make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") to include as ordinary income in the year of the stock award an amount equal to the fair market value of the shares on the date the restricted shares were awarded.  The fair market value of the restricted shares will be determined as if the shares were not subject to forfeiture. If a Key Employee makes the Section 83(b) election, he or she will not recognize any additional income when the shares vest. Any appreciation in the value of the restricted shares after the award date is not taxed as compensation, but instead is taxed as capital gain when the shares are sold or transferred. If a Key Employee makes a Section 83(b) election and the restricted shares are later forfeited, he or she is not entitled to a tax deduction or a refund of any tax already paid.

Dividends received by a Key Employee on restricted shares are treated as taxable compensation and are subject to withholding. The Company is entitled to a deduction equal to the amount of the dividends paid on restricted shares. Dividends received on restricted shares subject to a Section 83(b) election are taxed as dividends instead of compensation.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by a Key Employee in connection with a stock award. The deduction will generally be allowed for the Company's taxable year in which a Key Employee recognizes such ordinary income.

2009 STOCK AWARD PLAN BENEFITS.

It is not possible to determine the number of shares of Common Stock which will be awarded or purchased under the 2009 Stock Award Plan. The stock awards allocated for fiscal year 2008 pursuant to the 2000 Plan are set forth in the 2008 Summary Compensation Table contained herein. It is anticipated that between six and twelve individuals will be deemed Key Employees by the Stock Award Plan Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE 2009 STOCK AWARD PLAN.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

A representative of Blackman Kallick LLP, the Company’s independent accountants for the fiscal year ending December 31, 2008, will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires and will be available to answer appropriate questions.

The Audit Committee has determined to seek and evaluate submissions from certain firms, including Blackman Kallick, LLP, to be the Company’s independent accountants for 2009.  The Committee expects to make its selection during the first half of 2009.

Fees charged or to be charged by Blackman Kallick LLP, the Company’s independent accountant, for the 2008 and 2007 fiscal years for audit and tax services are as follows:

Fiscal Year 2008
Audit Fees	$144,000
Tax Fees	$24,000
Audit Related Fees	$30,000
Fiscal Year 2007

Audit Fees	$144,000
Tax Fees	$24,000
Audit Related Fees	$26,000

With respect to tax services, the Audit Committee has determined that such services are compatible with maintaining the independent accountant’s independence.

OTHER BUSINESS

The Company is not aware of any business to be acted upon at the Meeting other than that which is described in this Proxy Statement.  The enclosed proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to take action with respect to any other matter that may properly be brought before the Meeting.  In the event that other business calling for a vote of the shareholders is properly presented at the Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

2008 SUMMARY COMPENSATION TABLE

Set forth on the following table is each component of compensation paid during 2008, 2007 and 2006 to the Chief Executive Officer and the Chief Financial Officer, who qualify as the only highly compensation executive officers of the Company.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony Spier – a)	2008	381,524	0	28,601	0	0	0	36,542	446,667
Chairman of the Board,	2007	392,776	0	28,100	0	0	0	35,578	456,454
President &	2006	362,502	0	28,397	0	0	0	36,418	427,317
Chief Executive Officer

James F. Brace - b)	2008	247,150	0	14,785	0	0	0	16,721	278,656
Executive Vice President,	2007	248,570	0	12,082	0	0	0	16,108	276,760
Secretary, Treasurer & Chief Financial Officer	2006	214,422	0	8,480	0	0	0	11,372	234,274

a)
All Other Compensation for Mr. Spier for 2008 includes: $21,996 automobile allowance, $8,539 company match 401K contribution, $2,627 insurance premiums, and $3,380 other personal benefits.  All Other Compensation for Mr. Spier for 2007 includes: $21,996 automobile allowance, $7,750 company match 401K contribution, $2,772 insurance premiums, and $3,060 other personal benefits.  All Other Compensation for Mr. Spier for 2006 includes: $21,996 automobile allowance, $7,500 company match 401K contribution, $2,772 insurance premiums, $1,190 of stock options expense and $2,960 other personal benefits.  Please see Potential Payments upon Termination or Change in Control set forth below for additional information relating to Mr. Spier’s contract with the company.

b)
All Other Compensation for Mr. Brace for 2008 includes $9,000 automobile allowance, $5,345 company match 401 K contribution, and $2,376 insurance premiums.  All Other Compensation for Mr. Brace for 2007 includes $9,000 automobile allowance, $4,736 company match 401 K contribution, and $2,376 insurance premiums. All Other Compensation for Mr. Brace for 2006 includes $9,000 automobile allowance and $2,376 insurance premiums.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Set forth on the following table are the outstanding equity at December 31, 2008 for the Chief Executive Officer and the Chief Financial Officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Anthony Spier	9,939	0	0	1.73	2/11/2012	0	0	0	0
	0	0	0	0	n/a	38,389	23,033	0	0

James F. Brace	0	0	0	0	n/a	22,416	13,450	0	0

2008 DIRECTOR COMPENSATION TABLE

Set forth on the following table is each component of compensation paid to each Director during 2008 that was not a member of management.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Merle Banta	42,100	0	0	0	0	0	42,100

Marshall Burman	42,100	0	0	0	0	0	42,100

Frank Martin	42,100	0	0	0	0	0	42,100

Employee Directors do not receive additional compensation for serving on the Board of Directors.  Each non-employee Director receives a $2,500 monthly retainer, $1,500 for each Board meeting attended and $1,000 for each Committee meeting attended ($750 if telephonic).  All fees are paid in cash on a quarterly basis.  The Nonemployee Director Stock Plan which provided that annual stock option awards could be made to Directors was terminated on February 22, 2007.  During 2008, the Board of Directors met six times and all Directors attended 100 percent of the Board meetings.  The Directors waived the meeting fee for two of the six Board meetings.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has one management contract that requires payments upon termination or change of control. This contract is with Mr. Spier, the CEO.  Mr. Spier is employed under a contract originally entered into in connection with his joining the Company and being elected as Chairman of the Board, President and Chief Executive Officer of the Company in April, 1994.  Mr. Spier’s contract has been amended to expire December 31, 2011. The Compensation Committee evaluated his performance based upon written objectives and performance thereof, industry comparisons as well as other factors. As a result, Mr. Spier received no increase for 2008 and a restricted stock award of 27,000 shares of the Company.  Mr. Spier may terminate the contract in the event of a “change in control” of the Company.  If, upon a “change of control” of the Company, Mr. Spier terminates the contract and does not, within five days of termination, enter into a new contract with a term of at least two years with the Company or the Company's successor, the contract provides that Mr. Spier is entitled to a lump sum payment in an amount equal to the greater of the compensation Mr. Spier would have been entitled to but for such termination during the remaining term of the agreement or twice his total compensation from the Company for the 12 calendar months preceding termination.  In addition, in case of a “change of control,” the contract provides for payment of the value of any unvested stock options or stock awards, and a payment to offset any excise tax liability (pursuant to Section 4999 of the Internal Revenue Code) incurred.

CERTAIN TRANSACTIONS WITH MANAGEMENT

None.

SECURITIES BENEFICIALLY OWNED BY
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

No person was known by the Company to own beneficially more than five percent of its outstanding common stock.  Set forth in the following table are the beneficial holdings on February 29, 2007, of the Chief Executive Officer, the Chief Financial Officer, each Director and all Executive Officers and Directors as a group.

	Shares Beneficially Owned	% of Class
Anthony S. Spier (a) (b)	435,296	4.18%
James F. Brace (b)	74,999	0.72%
Frank R. Martin (c)	68,342	0.66%
Marshall L. Burman	62,412	0.60%
Merle Banta	18,814	0.18%
Executive Officers and Directors as a group (5 persons)	659,863	6.33%

(a)
The amounts shown include the following shares that may be acquired within 60 days of February 27, 2009 pursuant to outstanding stock options: Mr. Spier, 9,939 shares, and the Executive Officers and Directors as a group, 9,939 shares.

(b)
The amounts shown include the following restricted share grants that have been awarded pursuant to the stock awards plan:  Mr. Spier, 61,111 shares and Mr. Brace, 35,211 shares, and the Executive Officers as a group, 96,322 shares.

(c)	The amounts shown for Mr. Martin exclude 1,623 shares owned by Mr. Martin’s wife for which he disclaims beneficial ownership.

The business address for all of the Executive Officers and Directors is 9500 West 55th Street, Suite A, McCook, Illinois 60525-3605.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company's Directors, its Executive Officers, and any person holding more than ten percent of the Company's Common Stock are required to report their ownership of Common Stock and specified changes in that ownership to the SEC and to the NYSE American Stock Exchange on which the Common Stock is listed. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates.  Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that all of these filing requirements were satisfied by its Directors and Executive Officers and ten percent stockholders during 2008.

There were no late Form 3, 4 or 5’s filed during 2008.

PROPOSALS OF SECURITY HOLDERS

Pursuant to the proxy solicitation regulations of the SEC, any shareholder proposal intended to be presented at the 2010 Annual Meeting of Shareholders (the “2010 Meeting”) must be received at the Company's corporate offices by not later than December 11, 2009, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.  Notice of any shareholder proposal submitted outside the processes of Rule 14a-8 shall be considered untimely if not received by the Company prior to February 12, 2010.  Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy any shareholder proposal, which does not meet the requirements of the SEC in effect at that time.  The Company form of proxy for the 2010 Meeting will confer discretionary authority upon the persons named as proxies to vote on any untimely stockholder proposals.

NOTICE OF BUSINESS TO BE CONDUCTED AT A SPECIAL OR ANNUAL MEETING

The bylaws of the Company set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders.  The bylaws of the Company provide an advance notice procedure for a shareholder to properly bring notice to the Secretary of the Company not less than twenty (20) days prior to such meeting.  The advance notice by shareholders must include (i) a brief description of the business to be brought before the meeting, (ii) the name, business and residence address of the shareholder submitting the proposal, (iii) the principal occupation or employment of such shareholder, (iv) the number of shares of the Company which are beneficially owned by such shareholder, and (v) any material interest of the shareholder in such business.  Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at that time such proposal is received.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents are incorporated by reference into this proxy statement:

The Company’s Annual Report on Form 10-K for the year ended December 31, 2008

Any shareholder who desires a copy of any of the foregoing documents incorporated by reference herein shall be provided a copy, without charge, upon their written request addressed to the attention of James F. Brace, 9500 West 55th Street, Suite A, McCook, Illinois 60525-3605.

McCook, Illinois
April 7, 2009

EXHIBIT A
2009 ANNUAL MEETING PROXY STATEMENT

WELLS-GARDNER ELECTRONICS CORPORATION
AMENDED AND RESTATED EXECUTIVE STOCK AWARD PLAN

SECTION 1. PURPOSE AND NUMBER OF SHARES.

This plan amends and restates the Wells-Gardner Electronics Corporation Executive Stock Award Plan approved by its shareholders on April 25, 2000. The purpose of the Wells-Gardner Electronics Corporation Amended and Restated Executive Stock Award Plan is:

(a)	to increase the number of shares available to be awarded from 300,000 shares of Wells-Gardner Stock to a maximum of 600,000 shares;

(b)	to increase the proprietary interest in the Company of those Key Employees whose responsibilities and decisions directly affect the performance of the Company;

(c)	to continue to provide rewards for those Key Employees who make contributions to the success of the Company; and

(d)	to attract and retain persons of superior ability as Key Employees of the Company.

SECTION 2. DEFINITIONS.

"AWARD" means an award of Restricted Stock granted to any Key Employee in accordance with the provisions of the Plan.

"BOARD" means the Board of Directors of the Company.

"COMMITTEE" means the Compensation Committee appointed by the Board to
Administer the Plan pursuant to Section 4 hereof.

"COMPANY" means Wells-Gardner Electronics Corporation and its successors and assigns.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

"KEY EMPLOYEE" means an officer or other key employee of the Company or its subsidiary who, in the judgment of the Committee, is responsible for or contributes to the management growth, technology or profitability of the Company’s business.

"PLAN" means the Wells-Gardner Electronics Corporation Amended and Restated Executive Stock Award Plan.

"RESTRICTED STOCK" means Stock delivered under the Plan subject to the  requirements of Section 7 hereof and such other restrictions as the Committee deems appropriate or desirable.

"STOCK" means the common stock ($1.00 par value) of the Company.

"TOTAL DISABILITY" means the complete and permanent inability of a Key Employee to perform substantially all of his or her duties under the terms of his or her employment with the Company as determined by the Committee upon the basis of such evidence, including independent medical reports or data, as the Committee deems appropriate or necessary.

SECTION 3. EFFECTIVE DATE.

The effective date of the Plan shall be February 20, 2009, subject to ratification of the Plan by the Company's shareholders. Notwithstanding anything in the Plan to the contrary, if the Plan shall have been approved by the Board prior to such shareholder ratification, Key Employees may be selected, Award criteria may be determined and Awards may be made subject to subsequent shareholder ratification of the Plan.

SECTION 4. PLAN ADMINISTRATION.

(a)	COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board.

(b)
POWERS. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each decision made or action taken pursuant to the Plan, including interpretation of the Plan and the Awards granted hereunder by the Committee, shall be final and conclusive for all purposes and upon all persons, including without limitation, the Company, the Committee, the Board, Key Employees and their respective successors in interest.

(c)
INDEMNIFICATION. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. Each member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against all costs and expenses (including counsel fees) and liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the by-laws of the Company.

(d)
INDEPENDENT ADVISORS. The Committee may employ such independent professional advisors, including without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan the Committee may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including without limitation meeting fees and expenses and professional fees, shall be paid by the Company.

SECTION 5. PARTICIPATION.

Participation in the Plan shall be limited to Key Employees who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. No employee shall at any time have right to participate in the Plan. No Key Employee having been granted an Award shall have any right to be granted an additional Award in the future. Neither the Plan nor any action taken hereunder shall be construed as giving any Key Employee any right to be retained in the employ of the Company. The right and power of the Company to dismiss or discharge any Key Employee, with or without cause, is specifically reserved.

SECTION 6. AWARD GRANTS AND AGREEMENTS.

(a)
AWARDS. The President of the Company may recommend Key Employees to participate in the Plan, and may recommend the timing, amount and restrictions, if any, and other terms and conditions of an Award, subject to the terms of the Plan. The Committee, in its sole discretion, has the authority to grant Awards under the Plan, which may be made in accordance with the recommendations of the President or otherwise.

(b)
AGREEMENTS. Each Award shall be evidenced by a written Award Agreement, in a form adopted by the Committee. Each Award Agreement shall be subject to and incorporate the express terms and conditions, if any, required by the Plan, and contain such restrictions, terms and conditions as the Committee may determine.

SECTION 7. RESTRICTED STOCK.

(a)	CUSTODY OF SHARES.

(i)
Each certificate representing shares of Restricted Stock issued pursuant to an Award shall be registered in the name of the Key Employee and held, together with a stock power endorsed in blank, by the Company. Unless and until such shares of Restricted Stock fail to vest and are forfeited as provided herein, the Key Employee shall be entitled to vote all such shares of Restricted Stock and receive all cash dividends, if any, with respect thereto. All other distributions with respect to such Restricted Stock, including, but not limited to, Stock received as a result of a stock dividend, stock split, combination of shares or otherwise, shall be retained by the Company in escrow. Each certificate of Restricted Stock issued pursuant to an Award shall bear the following (or similar) legend:

"The transferability of this certificate and of the shares of Common Stock represented hereby are subject to the terms and conditions (including vesting) contained in the Wells-Gardner Electronics Corporation Amended and Restated Executive Stock Award Plan and an Award Agreement entered into between the registered owner and Wells-Gardner Electronics Corporation.  A copy of such Plan and Award Agreement is on file in the office of the Secretary of Wells-Gardner Electronics Corporation."

In lieu of the foregoing, the Company may issue stop transfer instructions to its transfer agent or take such other steps as are necessary to preclude the transfer of Restricted Stock.

(ii)
Certificates representing shares of Restricted Stock which have become vested pursuant to Section 7 hereof and which have been held by the Company shall be delivered by the Company to the Key Employee (or the Key Employee's legal representative) in the form of a freely transferable certificate, without legend (provided that the Key Employee is not an "affiliate" of the Company within the meaning of Rule 405 adopted pursuant to the Securities Act of 1933, as amended) promptly after becoming vested, provided, however, that the Company need not deliver such certificates to a Key Employee until the Key Employee has paid or caused to be paid all taxes required to be withheld pursuant to Section 8 hereof.

(b)  RESTRICTION PERIOD.

(i)
Vesting Schedule. Except as provided in Section 7(b)(ii) or 7(b)(iii) hereof, to the extent that a Key Employee remains continuously employed by the Company, Restricted Stock received as an Award shall become vested and shall not be subject to forfeiture in accordance with the following schedule:

PERIOD OF EMPLOYMENT	PORTION OF AWARD VESTED

On or after the second anniversary date of the Award	40%

On or after the fifth anniversary date of the Award	100%

EXCEPT AS PROVIDED IN SECTION 7(B)(II) OR 7(B)(III) HEREOF, UPON THE TERMINATION OF A KEY EMPLOYEE'S EMPLOYMENT WITH THE COMPANY, FOR ANY REASON WHATSOEVER, ALL REMAINING NONVESTED STOCK RECEIVED BY SUCH KEY EMPLOYEE AS AN AWARD SHALL BE IMMEDIATELY FORFEITED.

(ii)
Waiver of Vesting Schedule. Notwithstanding the provisions of Section 7(b)(i) hereof, with respect to any Key Employee or group of Key Employees, the Committee may elect to waive or accelerate the vesting schedule set forth in Section 7(b)(i) hereof, in whole or in part, at any time at or after the time an Award is granted, based on such corporate, personal or other performance criteria as the Committee may determine and require, in its sole discretion.

(iii)
Death or Disability. Notwithstanding the provisions of Section 7(b)(i) hereof, upon a Key Employee's death or Total Disability, his or her representative or beneficiary will receive for purposes of the Vesting Schedule, a pro rata portion of such Restricted Stock based on the number of years from the date of the Award to the date of death or Total Disability. Shares of Restricted Stock which do not so vest shall be forfeited to the Company.

(c)  RESTRICTIONS.

Until shares of Restricted Stock have vested in accordance with Section 7(b) hereof, an Award shall be subject to the following restrictions:

(i)
Nontransferability. Except as otherwise required by law, Restricted Stock may not be sold, assigned, exchanged, transferred, pledged, hypothecated or otherwise disposed of, except to the Company as provided herein.

(ii)
Other Restrictions. The Committee may impose such other restrictions on any Award as it may deem advisable, including without limitation, stop-transfer orders and other restrictions set forth in the terms of the Award Agreement or as the Committee may deem advisable under the rules and regulations, and other requirements of the Securities and Exchange Commission, and any applicable federal or state securities or other laws.

SECTION 8. MISCELLANEOUS.

(a)
AWARDS NOT CONSIDERED COMPENSATION. No Award made under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement for the benefit of its employees unless the Company shall determine otherwise.

(b)
ABSENCES. Absence on leave approved by a duly constituted officer of the Company shall not be considered interruption or termination of employment for purposes of the Plan; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

(c)
DELIVERY TO PERSONS OTHER THAN KEY EMPLOYEE. If the Committee finds that shares of Restricted Stock are to be delivered under the Plan to a Key Employee who is unable to care for his or her affairs then any payment due him or her (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to delivery. Any such delivery shall be a complete discharge of the liability of the Company therefore.

(d)
PLAN COPIES. Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available to all Key Employees at all reasonable times at the Company's headquarters.

(e)
WITHHOLDING TAXES. The Company may withhold any taxes in connection with the Plan that the Company determines it is required to withhold under the laws and regulations of any governmental authority, whether federal, state or local and whether domestic or foreign, including, without limitation, taxes in connection with the delivery of shares of Restricted Stock or the vesting of Restricted Stock. A Key Employee may elect to satisfy such withholding requirements either by (i) delivery to the Company of a certified check prior to the delivery of shares of Stock which are vested pursuant to Section 7 hereof, (ii) instructing the Company to retain a sufficient number of shares of Stock to cover the withholding requirements, or (iii) instructing the Company to satisfy the withholding requirements from the Key Employee's salary.

(f)	GOVERNING LAW. The Plan and all rights hereunder shall be governed by and constructed in accordance with the law of the State of Illinois, without giving effect to its rules on conflicts of law.

(g)
KEY EMPLOYEE COMMUNICATIONS. All elections, designations, requests, notices, instructions and other communications from a Key Employee or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class or delivered to such location as shall be specified by the Committee.

(h)	BINDING ON SUCCESSORS. The terms of the Plan shall be binding upon the Company and its successors and assigns.

(i)	CAPTIONS. Captions preceding the sections and clauses hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions hereof.

(j)
SEVERABILITY. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of the Plan or the application thereof to any person or circumstances is prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such prohibition or invalidity without invalidating the reminder of such provision or the remaining provisions of the Plan or the application of such provision to other persons or circumstances.

(k)
DURATION, AMENDMENT AND TERMINATION. The Board may at any time amend or terminate this Plan as of any date specified in a resolution adopted by the Board. The Plan may also be amended by the Committee, provided that all such amendments are reported to the Board. Each amendment shall be subject to stockholder approval if required by Rule 16b-3 under the Exchange Act or a successor rule or regulation. No amendment of the Plan may affect an Award theretofore granted under the Plan without the written consent of the Key Employee affected. No Award may be granted after this Plan has terminated. After the Plan has terminated, the functions of the Committee shall be limited to supervising the administration of Awards previously granted. Termination of the Plan shall not affect any Award previously granted.

{PROXY CARD}

Wells-Gardner Electronics Corporation
9500 West 55th Street, Suite A
McCook, Illinois  60525-3605

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony Spier and James F. Brace and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all common shares of Wells-Gardner Electronics Corporation held of record by the undersigned on March 20, 2009, at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, May 12, 2009 at the corporate offices of the Company and any adjournment or postponement thereof.  All Proxies present at the meeting, and if only one is present, then that one, may exercise the power granted hereunder.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
(except as marked to the contrary below)

Anthony Spier,	Merle H. Banta,	Marshall L. Burman,	and Frank R. Martin

If additional persons are nominated, the named Proxies may cumulate the votes represented by this proxy in their discretion among the above named nominees.  The withholding of authority to vote for any individual nominee or nominees will permit the Proxies to distribute the withheld votes among the remaining nominees.  (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below).

2.
TO RATIFY THE ADOPTION OF THE 2009 STOCK AWARD PLAN.  The Board of Directors of Wells-Gardner Electronics Corporation proposes to amend and restate the Executive Stock Award Plan previously approved by the shareholders on April 25, 2000 (the “2000 Plan”), as more fully described in the proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED DIRECTORS AND FOR PROPOSAL 2.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

DATED__________________________________________, 2009

_____________________________________________________
Signature

_____________________________________________________
Signature of held jointly

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.